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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We have issued our reports dated February 14, 1996, accompanying the consolidated financial statements and schedule included in the Annual Report of Equity Residential Properties Trust on Form 10-K/A for the year ended December 31, 1996. We hereby consent to the incorporation of said reports referenced in the Registration Statement on Form S-4 of Equity Residential Properties Trust filed on April 4, 1997, and to the use of our name as it appears under the caption "Experts".


                                            /s/ GRANT THORNTON LLP

Chicago, Illinois
April 21, 1997